UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 13, 2013

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0500306
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive, Suite 100, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On February 13, 2013 the Registrant completed the sale of its subsidiary, Court Programs, Inc., a Mississippi corporation (“CPI”) to David Rothbart, who acquired all of the outstanding stock of CPI.  Mr. Rothbart is the former owner of CPI and purchased the outstanding stock in exchange for assuming approximately $327,000 in debt and other accrued liabilities net of assets valued at approximately $154,000.  Mr. Rothbart also signed a promissory note in favor of the Registrant in the principal amount of $60,000 which matures on June 1, 2013 and is secured by shares of the Registrant’s Series D Preferred Stock owned by Mr. Rothbart.  The transaction closed on February 13, 2013 and was made effective as of January 1, 2013.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

10.1  Stock Purchase Agreement by and between SecureAlert, Inc., David Rothbart and Court Programs, Inc. (incorporated by reference to our Quarterly Report on Form 10-Q filed February 14, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

By:	Chad Olsen
Its:	CFO

Date:  February 19, 2013